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                                                                    EXHIBIT 10.6

                                LEASE AGREEMENT
                             WITH OPTION TO PURCHASE

KNOW ALL MEN BY THESE PRESENTS:

     By and between TRINITY DEVELOPMENT COMPANY, INC., hereinafter referred to as LESSOR, and FIRST STATE BANK OF CONWAY, hereinafter referred to as LESSEE, does hereby agree to LEASE the following described real estate located in Faulkner County, Arkansas, to wit:

     See attached Exhibit A.

     This LEASE shall be effective for a primary term of seven (7) years beginning on the date hereof at a LEASE amount of $3,000.00 per month, to be paid in advance by the first day of each month during the entire term of this LEASE. LESSOR further grants LESSEE an option to renew said LEASE for one (1) term of five (5) years upon the same terms and conditions as are contained in the original LEASE, except rental amount shall increase to $3,500.00 per month. The LESSEE is given a grace period of twenty (20) days in which to comply with the terms of this LEASE in the event of default.

     LESSOR further grands the LESSEE the option to purchase the Leased premises at the end of the seven (7) year term hereof. Should the LESSEE choose to initiate its option to purchase the LEASED premises at the end of the seven (7) year term hereof, or at any time during the five (5) year renewal term, as mentioned above. The purchase amount shall be Ten Dollars ($10.00) per squire foot as set

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forth in the description herein. The LESSEE must provide the LESSOR with sixty
(60) days notice prior to initiating its option to purchase or extend the LEASE.

     LESSEE is hereby granted the right to sub-LEASE the LEASED premises with the written approval of LESSOR, but no such sub-LEASE shall relieve the LESSEE of its liability hereunder.

     It is understood and agreed that LESSEE does intend to utilize said lands for the operation of a branch banking facility. All improvements made to or upon the LEASED premises, including but not limited to buildings, structures, driveways, curbs, parking areas, and landscaped areas shall be at the sole expense of LESSEE LESSEE agrees at its sole expense to landscape and maintain such areas in a neat and clean manner throughout the term of this LEASE and all extensions hereof. Any buildings which LESSEE may erect upon the LEASED premises shall be and remain the property of the LESSEE for the full term of this LEASE and options for renewal and/or purchase. Should the LESSEE not exercise its option to renew or purchase, the LESSEE may attempt to locate a buyer for the improvements with the LESSOR having the right to accept or deny said buyer. Said acceptance shall not be unreasonably withheld. Should the LESSEE be unable to find a suitable purchaser, any and all improvements upon the property shall become the property of the LESSOR. Should the LESSEE be unable to find a suitable purchaser and/or choose not to sell the LEASED premises, it will be entitled to remove, at its option, all the

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equipment located in or upon the above-described property. All other property not removed will be the sole and exclusive property of the LESSOR.

     LESSEE shall pay all taxes and special assessments which may be levied upon the value of the improvements placed upon the property and the increase in value of the real property after the execution hereof. LESSOR shall pay all taxes and special assessments which are allocated to the value of the real property without the addition of the improvements at the date of the execution hereof.

     LESSEE agrees that it will indemnify and hold LESSOR harmless from any and all claims, suits, or demands for injury, loss or damage to persons or property arising from or out of the LESSEE'S use and occupancy of the LEASED premises and the operation of LESSEE'S banking facility thereon, and for such purpose LESSEE agrees that it will procure, maintain in continuous effect during the term of such LEASE or any extension thereof, and pay all premiums on one or more policies of public liability insurance, sometimes called "premises liability insurance," providing indemnity in an amount sufficient to discharge any reasonably foreseeable claim or demand arising as above set out. LESSEE further agrees to cause LESSOR to be named as additional insured parties under the aforesaid policy of insurance and to furnish to LESSOR a certificate of insurance for such coverage.

     It is understood and agreed that all repairs, improvements, additions or extensions made to or upon the LEASED premises during the term of this LEASE or

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any extension hereof, whether made as a part of the construction of any banking facilities or thereafter, shall be done at the sole expense of LESSEE, and LESSEE shall maintain said premises in a good state of repair.

     Not withstanding any other provisions contained in this LEASE, in the event the LESSEE is closed or taken over the banking authority of the State of Arkansas or any other supervisory authority, the LESSOR may terminate the LEASE only with the concurrence of such banking authority or other supervisors authority and any such; authority in any event have the election either to continue or terminate the LEASE; provided that in the event this LEASE is terminated.

     This LEASE and the provisions hereof shall inure to the benefit of LESSOR and LESSEE and their respective heirs, successors, administrators, executors and assigns.

     THIS INSTRUMENT executed this __________ day January 2000.

                                        TRINITY DEVELOPMENT COMPANY, INC. LESSOR


                                        BY: /s/ Jim Rankin
                                            ------------------------------------
                                            Jim Rankin Jr., President


                                        FIRST STATE BANK OF CONWAY, LESSEE


                                        BY: /s/ John Allison
                                            ------------------------------------
                                            John Allison, Chairman of the Board


                                        BY: /s/ Randy Simms
                                            ------------------------------------
                                            Randy Simms, President